Exhibit 10.12

Agreement on Change of Contracting Parties

This Agreement on Change of Contracting Parties (this “Agreement”) is made on October 18, 2017 in Beijing by and among:

Party A: Beijing Ronglian Shiji Information Technology Co., Ltd.;

Party B: Beijing Wushuang Technology Co., Ltd.;

Party C: Beijing Rongqiniu Information Technology Co., Ltd.;

WHEREAS:

1.                  Party A and Party B have executed the Baidu KA Online Promotion Service Framework Contract (Contract No.: S170098) (“Original Contract”) on January 1, 2017, which is still being performed upon the execution hereof.

2.                  Upon consultation, all parties hereto agree and acknowledge that unperformed rights and obligations of Party A under the Original Contract as of the execution hereof shall be assigned to Party C and Party C hereby agrees to accept and undertake the assigned rights and obligations.

NOW THEREFORE, the Parties agree as follows in respect of change of the Original Contract after friendly consultations:

1.                  From the commencement date hereof, Party C shall undertake the unperformed rights and obligations of Party A under the Original Contract.

2.                  The unperformed rights and obligations of Party A under the Original Contract shall be assigned to Party C as of the commencement date hereof. Prior to the commencement date hereof, Party A’s rights and obligations under the Original Contract shall be enjoyed and performed by Party A; after the commencement date hereof, Party A’s rights and obligations under the Original Contract shall be enjoyed and performed by Party C. Notwithstanding the foregoing agreement, nothing in this Agreement shall cause Party C to be liable for any obligation or breach of Party A under the Original Contract incurred prior to the commencement date hereof.

3.                  Party C’s bank information is as below:

Account Holder: Beijing Rongqiniu Information Technology Co., Ltd.

Beneficiary Bank: Vantone Center Office, Beijing Branch, China Merchants Bank Co., Ltd.

Account Number: 110929503610806

4.                  Party C agrees to perform Party A’s unperformed rights and obligations under the Original Contract pursuant to this Agreement and the Original Contract.

5.                  Any matter not covered herein shall be subject to the Original Contract.

6.                  The execution, effect, performance, construction hereof shall be governed by the laws and regulations of China.

7.                  This Agreement is an effective addition to and an integral part of, the Original Contract; provided however that this Agreement shall govern in the event of any conflict between this Agreement and the Original Contract. This Agreement is made in triplicate, with each party holding one copy.

8.                  This Agreement shall be executed on the date first written above and come into force as from November 1, 2017.

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(Hereinafter Intentionally Left Blank, Signature Page to the Agreement on Change of Contracting Parties)

Party A: Beijing Ronglian Shiji Information Technology Co., Ltd.

/seal/

Authorized Representative:

Name:

Party B: Beijing Wushuang Technology Co., Ltd.

/seal/

Authorized Representative:

Name:

Party C: Beijing Rongqiniu Information Technology Co., Ltd.

/seal/

Authorized Representative:

Name: